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                                                                    EXHIBIT 10.4

                     THIRD AMENDMENT TO FINANCING AGREEMENT


       Third Amendment to Financing Agreement dated as of this 10th day of February, 1999 (the "Amendment"), by and among Energy Partners, Ltd., a Delaware corporation (the "Borrower"), and Energy Income Fund, L.P., a Delaware limited partnership ("EIF"), to that certain Financing Agreement dated as of April 15, 1998, as amended by the First Amendment to Financing Agreement dated as of June 19, 1998, and as further amended by the Second Amendment to Financing Agreement dated as of August 31, 1998 (as amended, the "Agreement").

                                    RECITALS

       WHEREAS, pursuant to the Agreement, EIF agreed to make loans to Borrower for the purposes and subject to the terms and conditions set forth therein;

       WHEREAS, Section 11.2(a) of the Agreement provides that the parties thereto may amend or modify the Agreement by a written instrument duly executed by the parties;

       WHEREAS, Borrower and EIF desire to increase the maximum aggregate amount to be funded under the Agreement from Twenty Million Dollars ($20,000,000) to Twenty-Five Million Dollars ($25,000,000);

       WHEREAS, Borrower and EIF desire to amend the Agreement in certain other respects.

       NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

       1. All capitalized terms used herein shall have the meanings assigned to them in the Agreement unless expressly defined otherwise in this Amendment.

       2. Except as otherwise specifically provided herein, all terms and conditions of the Agreement shall apply to the interpretation and enforcement of this Amendment as if explicitly set forth herein.

       3. Section 1.1 is amended by deleting the defined terms listed below and their respective accompanying definitions:

          "Chevron Final Payment Date"

       4. Section 1.1 is further amended by adding the following new definition in the appropriate alphabetical order:

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              "Development Financing" shall have the meaning set forth in
          Section 2.1(d) of this Agreement.

       5. Section 1.1 is further amended by replacing the existing definitions with the definition listed below for such defined term:

              "Additional Financings" shall have the meaning set forth in
          Section 2.1(e).

       6. Subsections 2.1(b) through (e) are amended to read as follows:

              (b) Subject to the terms and conditions set forth in this Agreement, EIF agrees to make a loan to Borrower (the "Bay Marchand Financing") in the aggregate principal amount of up to Ten Million Dollars ($10,000,000) for the following purposes:

                  (i) up to Nine Million Three Hundred Thousand Dollars
              ($9,200,000) to finance the acquisition of a 20% interest in the Bay Marchand Properties;

                  (ii) up to Five Hundred Thousand Dollars ($500,000) for
              working capital; and

                  (iii) up to Three Hundred Thousand Dollars ($300,000) to
              finance payment of costs and expenses to EIF.

              (c) Subject to the terms and conditions set forth in this Agreement, EIF agrees to make a loan to Borrower (the "Hughes-Rawls Financing") in the principal amount of up to Two Hundred Twenty Thousand Four Hundred One Dollars ($220,401) to finance certain costs associated with Borrower's obligations under the Hughes-Rawls Agreement.

              (d) Subject to the terms and conditions set forth in this Agreement and EIF's prior written approval. EIF agrees to make a loan to Borrower (the "Development Financing") in the principal amount of up to Five Million Dollars ($5,000,000) to finance development costs associated with the Chevron Properties, Bay Marchand Properties or Hughes-Rawls Properties.

              (e) In the event that the Chevron Financing, Bay Marchand Financing and Hughes-Rawls Financing do not fund an amount equal to the entire principal amount of Twenty Million Dollars ($20,000,000) contemplated in Subsections (a) through (c) above and subject to the terms and conditions set forth in this Agreement, EIF agrees to make additional loans to Borrower ("Additional Financings") to finance costs relating to Borrower's obligations under the


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          Proposed Oil and Gas Agreements that satisfy certain conditions set forth in Section 6.2 ("Approved Transactions"); provided, however, that the aggregate principal amount funded under this Agreement pursuant to Subsections (a) through (c) above shall not exceed Twenty Million Dollars ($20,000,000). The Chevron Financing, Bay Marchand Financing, Hughes-Rawls Financing, Development Financing and any Additional Financings are collectively referred to as the "Development Loan" herein.

       8. Section 2.1 is further amended by changing the current subsection 2.1(e) to subsection 2.1(f).

       9. Section 6.2(i) is amended by adding the following new provisions:

          (xii) Amendments to the Security Instruments in form and substance satisfactory to ElF and its counsel; and

          (xiii) First Allonge to Development Note.

       10. THIS AMENDMENT IS TO BE CONSTRUED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

       11. Except as expressly amended hereby, the Agreement remains in full force and effect. Any references to the Agreement in the Loan Documents shall refer to the Agreement as amended hereby.

       12. This Amendment shall be of no force and effect until receipt and execution of this Amendment by EIF in its offices in Longmeadow, Massachusetts.


                            (Signature page follows.)



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       IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

                                      ENERGY PARTNERS, LTD.


                                      By: /s/ RICHARD A. BACHMANN
                                          -------------------------------------
                                          Richard A. Bachmann
                                          President and Chief Executive Officer


                                      ENERGY INCOME FUND, L.P.

                                      By: EIF General Partner, L.L.C.,
                                          its General Partner

                                          By: /s/ ROBERT D. GERSHEN
                                              ---------------------------------
                                              Robert D. Gershen
                                              A Managing Director


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